Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-198593) and on Form S-8 (Nos. 333-51702, 333-88554, 333-117494, and 333-195795) of Connecticut Water Service, Inc. of our report dated March 18, 2013 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2015